As filed with the Securities and Exchange Commission on March 25, 1997


                                                       Registration No. 33-57969
________________________________________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                              MICHAEL FOODS, INC.
           (Exact name of registrant as specified in its charter)


         Minnesota                                      41-0498850
 (State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)


                              MICHAEL FOODS, INC.
                  1994 EXECUTIVE PERFORMANCE STOCK AWARD PLAN


                              (Full title of Plan)

                        324 Park National Bank Building
                             5353 Wayzata Boulevard
                         Minneapolis, Minnesota  55416
         (Address, including zip code, of Principal Executive Offices)

                            ________________________

                                 Copies to:

   Philip T. Colton, Esq.                Jeffrey M. Shapiro
   Maun & Simon, PLC                     Executive Vice President
   2000 Midwest Plaza Building West      324 Park National Bank Building
   801 Nicollet Mall                     5353 Wayzata Boulevard
   Minneapolis, Minnesota 55402-2534     Minneapolis, Minnesota  55416
   (612) 904-7400                        (612) 546-1500
                                         (Name and address of agent for service)

                           _______________________


________________________________________________________________________________

                                  INTRODUCTION

         Pursuant to Rule 414(d), Michael Foods, Inc., a Minnesota corporation, f/k/a North Star Universal, Inc. (the "Registrant") adopts the Registration Statement on Form S-8 Registration No. 33-57969 of Michael Foods, Inc., a Delaware corporation ("MFI"), as its own registration statement for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The registration statement originally covered 300,000 shares of MFI Common Stock issued or issuable pursuant to its 1994 Executive Performance Stock Award Plan (the "Plan"). The Registrant is a successor to MFI. The Registrant's and MFI's Shareholders and Stockholders, respectively, approved the Registrant's adoption and assumption of the Plan at meetings of their Shareholders and Stockholders held on December 30, 1996.

                                     PART I

Item 1.  Plan Information.

         Not applicable/not included in Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not applicable/not included in Registration Statement.

                                    PART II

Item 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein and made a part hereof by reference:

         (1) Registrant's and MFI's Annual Reports on Form 10-K for the year ended December 31, 1995 and all amendments thereto, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

         (2) Registrant's and MFI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and all other reports, if any, filed by the Registrant and MFI pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year ended December 31, 1995.

         (3) Registrant's Current Reports on Form 8-K filed March 13, 1997, February 18, 1997 and December 27, 1996, respectively, and MFI's Current Reports on Form 8-K filed July 10, 1996, December 5, 1996 and December 26, 1996, respectively pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

         (4) MFI's Proxy Statement and Registrant's Registration Statement on Form S-4 Registration No. 333-1863 filed in connection with MFI's Annual Meeting of Stockholders held on December 30, 1996.

         (5) The description of the Registrant's Common Stock as contained in MFI's Proxy Statement and Registrant's Registration Statement on Form S-4 Registration Statement No. 333-1863.

         All documents filed by the Registrant with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and made a part hereof from the date of filing of such documents without future action by the Registrant.

Item 4.  Description of Securities.

         This item is not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Articles of Incorporation limit the liability of directors in their capacity as directors to the Registrant or its shareholders to the full extent permitted by Minnesota law. Minnesota law provides that, if so provided in a company's articles of incorporation, a director shall not be liable to the company or its shareholders for monetary damage for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of Minnesota securities laws, (d) for any transactions from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of the provision in the company's articles of incorporation limiting such liability. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. The above provisions also do not limit the liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

         The Registrant's Amended and Restated Articles also require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the corporation) to the full extent permitted by the Minnesota Business Corporation Act. The Minnesota Business Corporation Act contains an extensive indemnification provision which requires mandatory indemnification by the Registrant of any officer, director, or affiliated person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a member, director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a member, director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In some instances a court must approve such indemnification. The Amended and Restated Articles of Incorporation of the Registrant, as amended, provide for such indemnification to the extent permitted under the Minnesota Business
Corporation Act. As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers, or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is unenforceable.

         The Registrant maintains a policy of directors and officers liability insurance which reimburses the Registrant for expenses which it may incur in conjunction with the foregoing indemnity provisions and which may provide direct indemnification to officers and directors where the Registrant is unable to do so.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Additional Exhibits.

         4.1 Michael Foods, Inc. 1994 Executive Performance Stock Award Plan. (previously filed)

         4.3         Specimen form of Registrant's Common Stock
                     Certificate (filed as Exhibit 4.1 to the Registrant's Report on Form 8-K dated March 13, 1997 and incorporated herein by reference).

         5.2         Opinion of Maun & Simon, PLC, including consent.*

         23.2        Consent of Grant Thornton, LLP.*

         23.3        Consent of Coopers & Lybrand, L.L.P.*

         23.4        Consent of Ernst & Young, LLP.*


------------
*        Filed herewith.

Item 9.  Undertakings.

(a)      Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)      Employee Plans on Form S-8.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 17, 1997.

                                  MICHAEL FOODS, INC.

                                  By:   /s/ Gregg A. Ostrander
                                        ---------------------------
                                        Gregg A. Ostrander, President and
                                        Principal Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Shapiro and John D. Reedy his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                Title                             Date
         ---------                -----                             ----

/s/ Gregg A. Ostrander    President; Principal              March 17, 1997
----------------------    Executive Officer
Gregg A. Ostrander        and Director

/s/ John D. Reedy               Vice President-Finance;      March 17, 1997
-------------------------       Principal Accounting and
John D. Reedy                   Financial Officer
                                and Treasurer


/s/ Richard A. Coonrod          Director                     March 18, 1997
-------------------------
Richard A. Coonrod


/s/ Miles E. Efron              Director                     March 18, 1997
-------------------------
Miles E. Efron


/s/ Arvid C. Knudtson           Director                     March 18, 1997
-------------------------
Arvid C. Knudtson


/s/ Joseph D. Marshburn         Director                     March 18, 1997
-------------------------
Joseph D. Marshburn


/s/ Jeffrey J. Michael          Director                     March 18, 1997
-------------------------
Jeffrey J. Michael


/s/ Maureen B. Bellantoni       Director                     March 18, 1997
-------------------------
Maureen B. Bellantoni


/s/ Stephen T. Papetti          Director                     March 18, 1997
-------------------------
Stephen T. Papetti


/s/ Arthur J. Papetti           Director                     March 18, 1997
-------------------------
Arthur J. Papetti

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________


                                    EXHIBITS

                                       TO


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________


                              MICHAEL FOODS, INC.

                  1994 EXECUTIVE PERFORMANCE STOCK AWARD PLAN

________________________________________________________________________________

                                 EXHIBIT INDEX


       4.1 Michael Foods, Inc. 1994 Executive Performance Stock Award Plan. (previously filed)

       4.3 Specimen form of Registrant's Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Report on Form 8-K dated March 13, 1997 and incorporated herein by reference).

       5.2     Opinion of Maun & Simon, PLC, including consent.*

       23.2    Consent of Grant Thornton, LLP.*

       23.3    Consent of Coopers & Lybrand, L.L.P.*

       23.4    Consent of Ernst & Young, LLP.*


---------------
*        Filed herewith.